UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 25, 2024

APPLIED ENERGETICS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-14015	77-0262908
(Commission File Number)	(IRS Employer Identification No.)

9070 S Rita Road, #1500, Tucson, AZ	85747
(Address of Principal Executive Offices)	(Zip Code)

(520) 628-7415

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company: ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001 per share	AERG	OTCQB

Item 1.01 – Entry into a Material Definitive Agreement.

See disclosure under Item 5.02 below.

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Christopher Donaghey as President and Chief Executive Officer

Effective November 25, 2024, Applied Energetics has appointed Christopher Donaghey to serve as its President and Chief Executive Officer.

In a press release issued on November 25, 2024, Bradford T. Adamczyk, Executive Chairman, stated, “We are pleased to announce Chris as our new Chief Executive. Chris is a dynamic business leader with a deep understanding of the industry, our customers’ needs and our operations. His diverse set of experiences in the defense industry, coupled with his keen understanding of the need for cutting-edge solutions to address the urgent threats to our national security, make him ideally suited to lead the company during its next phase of growth and customer adoption. We have every confidence in his ability to guide Applied Energetics and drive the company’s long-term success.” A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.

Mr. Donaghey, age 52, is an experienced financial executive with extensive experience in the defense industry and has served as the company’s Chief Operating and Financial Officer since August 2022, during which time he has led all aspects of Applied Energetics financial strategy, performance, reporting and long-range business planning, as well as investor relations, treasury, controller, and audit operations. He served as senior vice president and head of corporate development for Science Applications International Corporation (SAIC), a defense and government agency technology integrator, where he was responsible for executing the company’s mergers and acquisitions (M&A) and strategic ventures strategy. He joined SAIC in 2017, as senior vice president of finance for SAIC’s operations. Mr. Donaghey is also a Founder and Executive Board member of the Silicon Valley Defense Group, a non-profit organization whose mission is to create the nexus of pioneering ideas, people, and capital that will unlock new sources of innovation for national security and power the digital evolution of the defense industrial base. Prior to joining SAIC, Donaghey was Vice President of Corporate Strategy and Development for KeyW Corporation, a national security solutions provider for the intelligence, cyber and counterterrorism communities, where he guided the overall corporate strategy, M&A, and capital markets activities. Mr. Donaghey was also a senior research analyst for SunTrust Robinson Humphrey Capital Markets during which time, he was ranked the number one defense analyst and number two analyst overall for stock selection by Forbes/Starmine in 2005 and was named in the Wall Street Journal Best on the Street survey in 2005, 2008, and 2009.

Mr. Donaghey served in the U.S. Navy Reserve where he provided scientific and technical analysis of missile guidance and control systems and advanced electronics for the Short-Range Ballistic Missile group at the Defense Intelligence Agency’s Missile and Space Intelligence Center. Donaghey earned his bachelor’s degree in mechanical engineering from Texas Tech University and served as an officer in the U.S. Navy. Mr. Donaghey served on Applied Energetics’ Board of Advisors from April 30, 2019 until becoming Chief Operating and Financial Officer.

Executive Employment Agreement

We have entered into an Executive Employment Agreement with Mr. Donaghey setting forth the terms of his service as President and Chief Executive Officer. The agreement is for a term of three years and is renewable thereafter for sequential one-year periods. The agreement may be terminated by the company for “Cause” or by Mr. Donaghey for “Good reason” both of which terms are defined in the agreement. The agreement may also be terminated, without Cause or Good Reason, by either party upon sixty days’ written notice to the other.

The agreement calls for (i) a cash salary of $400,000 per annum, payable monthly, and eligibility for a discretionary bonus within 60 days of the end of each year, and (ii) incentive stock options to purchase up to 1,000,000 shares of our common stock at an exercise price of $0.78 per share under the company’s 2018 Incentive Stock Plan. These options vest in installments based upon achievement by the company of target amounts of “gross revenue” (as defined under US GAAP) during any one fiscal-year period (each, an “Annual Revenue Target”) as follows: with respect to 170,000 shares, upon achievement of an Annual Revenue Target of $10 million; with respect to an additional 330,000 shares, upon achievement of an Annual Revenue Target of $25 million; and with respect to the remaining 500,000 shares, upon achievement of an Annual Revenue Target of $50 million. The installments shall be cumulative. (I.e., the options may be exercised, as to any or all shares covered by an installment, at any time or times after an installment becomes exercisable and until expiration or termination of the options, and achievement of more than one Annual Revenue Target in any one fiscal-year period will cause the options to vest as to shares covered by both such installment amounts.).

In the event of a termination of the agreement by Donaghey with Good Reason, or by us without cause, we must pay him any unpaid base compensation due as of the termination date as well as any pro rata unpaid bonus and any unpaid expenses plus additional severance of 90 days’ base salary.

Resignation of Gregory J. Quarles as President and Executive Officer and Appointment as CEO Emeritus

In conjunction with the appointment of Mr. Donaghey, the Board of Directors has accepted the resignation of Dr. Quarles as President and Executive Officer, effective November 25, 2024, and has entered into an Employment and Transition Agreement with Dr. Quarles pursuant to which he is to serve as CEO Emeritus. This agreement has an initial term of one year and may be extended by mutual agreement for an additional year. Under this agreement, he is to receive a salary at a monthly rate of $33,333 until March 1, 2025 and $29,167 thereafter, subject to certain performance criteria.

Item 9.01 Financial Statements and Exhibits.

Exhibit 10.1	Executive Employment Agreement
Exhibit 10.2	Employment and Transition Agreement
Exhibit 99	Press Release, dated November 25, 2024, -- Applied Energetics Chris Donaghey as President and Chief Executive Officer
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

APPLIED ENERGETICS, INC.

By:	/s/ Christopher Donaghey
Christopher Donaghey,
President and Chief Executive Officer

Date: December 2, 2024

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